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                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS


February  28,  2003

SILVERADO  GOLD  MINES  LTD.
Suite  505,  1111  West  Georgia  Street
Vancouver,  British  Columbia
Canada  V6E  4M3

Attention:  Mr.  Garry  L.  Anselmo,  President

Re:     SILVERADO  GOLD  MINES  LTD.
     -  Registration  Statement  on  Form  S-8

Ladies  and  Gentlemen:

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion by reference of our report dated January 31, 2003 on the consolidated balance sheets of Silverado Gold Mines Ltd. (the "Company") as at November 30, 2002 and 2001 and the consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years ended November 30, 2002 and 2001 in the Company's Form S-8 registration statements filed with the United States Securities and Exchange Commission on February 1, 2002 and August 27, 2002.


Very  truly  yours,


/s/ Morgan & Company
MORGAN  &  COMPANY
Chartered  Accountants



Tel: (604) 687-5841        MEMBER OF               P.O. Box 10007 Pacific Centre
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